Exhibit 99.1

PRESS RELEASE

Cyren Announces Third Quarter 2021 Financial Results

- - -

Cyren Inbox Security Momentum Continues as Customer Transactions Increase 36% Quarter-over-Quarter

McLean, Va. – November 15, 2021 – Cyren (NASDAQ: CYRN) today announced its third quarter 2021 financial results for the period ending September 30, 2021.

During the third quarter, Cyren reported quarterly revenues of $7.5 million, compared to $9.1 million during the third quarter of 2020. GAAP net loss for the quarter was $5.8 million, compared to the $4.9 million net loss reported during the third quarter of 2020, due to lower revenues, partially offset by lower operating expenses compared to the prior year.

“Cyren continues to focus on establishing revenue growth by executing our strategy to build an exciting new recurring revenue stream in the enterprise anti-phishing market. We are pleased to report that Cyren Inbox Security market momentum continued to accelerate in Q3 with a 36% increase in customer transactions over Q2 and Q3 quarter-end annual recurring revenue (ARR) grew 92% year-over-year”, said Brett Jackson, CEO of Cyren.

Mr. Jackson further stated “Cyren’s Q3 overall revenues declined year-over-year, due to previously reported churn and downsell in our legacy business which occurred in prior quarters. We believe Cyren Inbox Security will be the key driver of future revenue growth for Cyren. Our team remains focused on building momentum in the anti-phishing market each quarter, with the goal of developing a high-growth enterprise revenue stream that will materially contribute to Cyren’s results. As we have previously discussed, this is a journey that will span multiple quarters and we are very encouraged with the revenue trajectory to date.”

Third Quarter 2021 Financial Highlights:

●	On September 20, 2021, Cyren announced the completion of its previously announced private offering of 14,152,779 of its ordinary shares and warrants to purchase up to an aggregate of 14,152,779 of its ordinary shares, at a purchase price of $0.72 per share. The warrants have a term of three and one-half years and are exercisable at an exercise price of $0.60 per share. The gross proceeds to the Company of the offering are approximately $10.2 million.

●	Revenues for the third quarter of 2021 were $7.5 million, compared to $9.1 million during the third quarter of 2020.

●	GAAP net loss for the third quarter of 2021 was $5.8 million, compared to a net loss of $4.9 million in the third quarter of 2020.

●	GAAP loss per basic and diluted share for the third quarter of 2021 was $0.07, compared to a loss of $0.08 per basic and diluted share for the third quarter of 2020.

●	Non-GAAP net loss for the third quarter of 2021 was $4.3 million, compared to a Non-GAAP net loss of $2.9 million for the third quarter of 2020.

●	Non-GAAP loss per basic and diluted share was $0.06 for the third quarter of 2021, compared to a Non-GAAP loss of $0.05 per share in the third quarter of 2020.

●	Cash used in operating activities during the third quarter of 2021 was $4.9 million, compared to cash used by operating activities of $3.6 million during the third quarter of 2020, largely driven by an increase in net loss, a decline in deferred revenue driven by the receipt of a multi-year, multi-million dollar prepayment from one of our largest customers in the first quarter of 2019 and a decline in deferred revenue due to a reduction of various customer renewals along with an increase in trade receivables due to a large customer payment of $2.1 million due in Q3 2021, but received in October 2021.

●	Net cash flow for the third quarter of 2021 was positive $4.1 million, due to the capital raise in September 2021 with net proceeds of $9.3 million, compared to negative $3.2 million during the third quarter of 2020.

●	Cash and cash equivalents balance as of September 30, 2021, was $17.9 million, compared to $9.3 million as of December 31, 2020.

Recent Business Highlights:

●	On November 15th, Cyren announced an alliance agreement with KnowBe4, the world’s largest security awareness training and simulated phishing platform. The alliance provides customers seamless integration between Cyren Inbox Security and the KnowBe4 platform.

●	On October 26th, Cyren announced FINEOS, a leader in life, accident, and health insurance software, uses Cyren Inbox Security to reduce the time and effort its IT team expends to detect and remediate sophisticated phishing threats.

●	On October 13th, Cyren announced Fleet Response selected Cyren Inbox Security as part of its defense in depth strategy to defend its organization from phishing, business email compromise, and other email-based threats.

●	On September 30th, Cyren announced the expansion of its anti-phishing solution, Cyren Inbox Security, to include multiple language support that enables more effective communication of phishing threats to end users delivered in their native language. It is important that an organization’s security is not jeopardized due to misinterpretation or incorrect translation of critical threat information.

●	On September 14th, Cyren announced a distribution agreement with TD SYNNEX to offer its anti-phishing solution, Cyren Inbox Security, throughout North America.

●	On September 8th, Cyren announced Improving, a leading technology management and consulting services firm, announced their partnership to address the “new normal” of cloud adoption and increased phishing threats. We believe Improving’s trusted IT services in combination with Cyren’s anti-phishing solution, Cyren Inbox Security, will help businesses of all sizes leverage the power of Microsoft 365 while eliminating the effort required to detect and contain phishing attacks.

●	On August 25th, Cyren announced Towpath Credit Union, an 85-year-old organization offering a wide variety of financial services and products to its members, selected Cyren Inbox Security and has deployed the anti-phishing solution to protect its operations from advanced phishing, fraud, and other email threats.

●	On July 8th, Cyren announced Fluid Networks, a leading provider in high-quality IT support, strategic technology, cloud, cyber security solutions and advisory services, selected Cyren Inbox Security and has deployed the anti-phishing solutions to its customers across the company’s internal operations.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Financial Results Conference Call:

The company will host a conference call at 4:30 p.m. Eastern Time (11:30 p.m. Israel Time) on Monday, November 15, 2021 to discuss third quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://www.webcast-eqs.com/cyren11142021_en/en.

For those unable to participate in the live conference call, a replay will be available until November 29, 2021. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13724200. An archived version of the webcast will also be available on the investor relations section of the company’s website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren’s cloud security solutions to protect them against cyber-attacks every day. Powered by the world’s largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with embedded threat detection, threat intelligence and email security solutions. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company’s performance exclusive of non-cash charges and other items that are considered by management to be outside of the company’s core operating results. The company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company’s current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as “expect,” “plan,” “estimate,” “anticipate,” or “believe” are forward-looking statements, including statements regarding expectations that Cyren Inbox Security will be the key driver of future growth, expectations regarding developing a high-growth enterprise revenue stream that will materially contribute to Cyren’s results and expectations regarding our products, including Cyren Inbox Security. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our ability to continue as a going concern, our ability to execute our business strategy, including our sales and business development plans, our ability to timely and successfully enhance and improve our existing solutions and introduce new solutions, the commercial success of such enhancements and new solutions, including Cyren Inbox Security, lack of demand for our solutions, including as a result of actual or perceived decreases in levels of advanced cyber attacks, our ability to manage our cost structure, avoid unanticipated liabilities and achieve profitability, our ability to grow our revenues, including the ability of existing solutions to drive sufficient revenue, our ability to attract new customers and increase revenue from existing customers, market acceptance of our existing and new product offerings, our continued listing on NASDAQ, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company’s publicly filed reports, which are available through www.sec.gov.

Company Contact
Kenneth Tarpey, CFO
Cyren
+1.703.760.3435
kenneth.tarpey@cyren.com

CYREN LTD.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$7,461	$9,114	$23,827	$27,944

Cost of revenues	3,732	3,792	11,332	11,168

Gross profit	3,729	5,322	12,495	16,776

Operating expenses:

Research and development, net	4,100	4,769	12,460	12,264

Sales and marketing	2,785	2,942	8,154	9,123

General and administrative	2,336	2,302	6,801	6,992

Total operating expenses	9,221	10,013	27,415	28,379

Operating loss	(5,492)	(4,691)	(14,920)	(11,603)

Other income, net	5	1	(12)	9

Financial expenses, net	(320)	(235)	(821)	(757)

Loss before taxes	(5,807)	(4,925)	(15,753)	(12,351)

Tax benefit	20	33	181	94

Net loss	$(5,787)	$(4,892)	$(15,572)	$(12,257)

Loss per share - basic and diluted	$(0.07)	$(0.08)	$(0.21)	$(0.20)

Weighted average number of shares outstanding:
Basic and Diluted	77,990	60,580	74,016	60,103

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$3,729	$5,322	$12,495	$16,776
GAAP gross margin	50%	58%	52%	60%
Plus:
Stock-based compensation expense	83	21	187	85
Amortization of intangible assets	681	673	2,006	1,697
Non-GAAP gross profit	4,493	6,016	14,688	18,558
Non-GAAP gross margin	60%	66%	62%	66%

GAAP operating loss	(5,492)	(4,691)	(14,920)	(11,603)
Plus:
Stock-based compensation expense	752	724	1,757	1,876
Amortization of intangible assets	756	788	2,232	2,071
Capitalization of technology	-	536	(239)	(1,066)
Non-GAAP operating loss	(3,984)	(2,643)	(11,170)	(8,722)

GAAP net loss	(5,787)	(4,892)	(15,572)	(12,257)
Plus:
Stock-based compensation expense	752	724	1,757	1,876
Amortization of intangible assets	756	788	2,232	2,071
Amortization of deferred tax assets	(54)	(48)	(163)	(144)
Capitalization of technology	-	532	(262)	(1,126)
Non-GAAP net loss	$(4,333)	$(2,896)	$(12,008)	$(9,580)

Numerator for non-GAAP EPS calculation	$(4,333)	$(2,896)	$(12,008)	$(9,580)
Non-GAAP net loss per share	$(0.06)	$(0.05)	$(0.16)	$(0.16)

GAAP weighted-average shares used to compute net loss per share	77,990	60,580	74,016	60,103

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	September 30	December 31
	2021	2020
	Unaudited
Assets
Current Assets:
Cash and cash equivalents	$17,932	$9,296
Trade receivables, net	3,824	960
Deferred commissions	932	980
Prepaid expenses and other receivables	1,653	779
Total current assets	24,341	12,015

Long-term deferred commissions	939	1,125
Long-term lease deposits and prepaids	780	937
Operating lease right-of-use assets	9,431	10,900
Severance pay fund	880	745
Property and equipment, net	2,728	3,948
Intangible assets, net	5,753	7,797
Goodwill	20,689	21,476
Total long-term assets	41,200	46,928
Total assets	$65,541	$58,943

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$903	$799
Convertible notes	10,000	10,000
Employees and payroll accruals	3,943	3,813
Accrued expenses and other liabilities	1,362	1,420
Operating lease liabilities	1,638	1,983
Deferred revenues	7,429	6,934
Total current liabilities	25,275	24,949

Deferred revenues	538	644
Convertible debentures	8,541	9,248
Long-term operating lease liabilities	8,574	9,866
Deferred tax liability	425	655
Accrued severance pay	924	838
Other liabilities	497	706
Total long-term liabilities	19,499	21,957

Shareholders’ equity	20,767	12,037
Total liabilities and shareholders’ equity	$65,541	$58,943

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Nine months ended
	September 30		September 30
	2021	2020	2021	2020
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Unaudited

Net loss	$(5,787)	$(4,892)	$(15,572)	$(12,257)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
(Gain) / loss on disposal of property and equipment	-	(1)	17	12
Depreciation	539	594	1,630	1,809
Stock-based compensation	752	724	1,757	1,876
Amortization of intangible assets	755	788	2,230	2,071
Amortization of deferred commissions	357	378	1,010	1,181
Amortization of operating lease right-of-use assets	339	586	1,269	1,508
Interest on convertible notes	145	153	430	436
Interest and amortization of debt issuance costs on Convertible Debentures	180	188	523	400
Deferred taxes, net	(40)	(53)	(208)	(171)

Changes in assets and liabilities:
Trade receivables	(2,429)	36	(2,900)	(126)
Prepaid expenses and other receivables	81	(73)	(711)	(456)
Deferred commissions	(299)	(236)	(773)	(900)
Change in long-term lease deposits and prepaids	(33)	(3)	(13)	(89)
Trade payables	(162)	(175)	85	(289)
Employees and payroll accruals, accrued expenses and other liabilities	675	(43)	127	(90)
Deferred revenues	709	(955)	527	1,034
Accrued severance pay, net	(50)	(37)	(48)	(36)
Operating lease liabilities	(388)	(591)	(1,452)	(1,545)
Other long-term liabilities	(210)	21	(390)	184
Net cash used in operating activities	(4,866)	(3,590)	(12,462)	(5,448)

Cash flows from investing activities:

Proceeds from sale of property and equipment	1	2	6	6
Capitalization of technology	(10)	489	(262)	(1,100)
Purchase of property and equipment	(333)	(105)	(466)	(1,543)
Net cash used in investing activities	(342)	386	(722)	(2,637)

Cash flows from financing activities:

Proceeds from Convertible Debenture, net of debt issuance costs	-	-	-	9,442
Proceeds from stock and warrant issuance, net of costs	9,276	-	9,276	-
Proceeds from stock issuance, net of costs	-	-	12,588	-
Net cash provided by financing activities	9,276	-	21,864	9,442
Effect of exchange rate changes on cash	(14)	(1)	(36)	(14)
Increase (decrease) in cash, cash equivalents and restricted cash	4,054	(3,205)	8,644	1,343
Cash, cash equivalents and restricted cash at the beginning of the period	14,504	16,675	9,914	12,127
Cash, cash equivalents and restricted cash at the end of the period	$18,558	$13,470	$18,558	$13,470

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$17,932	$12,894	$17,932	$12,894
Restricted cash included in long-term restricted lease deposits	626	576	626	576

Total cash, cash equivalents and restricted cash	$18,558	$13,470	$18,558	$13,470